Exhibit 10.1

Strictly Confidential
Execution Version

SUPPORT AGREEMENT

THIS SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of November 18, 2024 by and between Piedmont Lithium Inc., a Delaware corporation (“Power”), and the undersigned stockholder (the “Stockholder”) of Power. Capitalized terms that are used but not defined herein shall have the respective meanings ascribed thereto in the Merger Agreement (as defined below).

RECITALS

WHEREAS, concurrently with the execution of this Agreement, Power, Sayona Mining Limited, an Australian public company limited by shares (“Shock”), and Shock MergeCo Inc., a Delaware corporation and wholly owned subsidiary of Shock (“Merger Sub”), are entering into that certain Agreement and Plan of Merger, dated as of the date hereof(as it may be amended from time to time by the parties thereto, the “Merger Agreement”), which provides for, among other things (a) the merger of Merger Sub with and into Power in accordance with its terms (the “Merger”), and (b) the issuance of Shock Ordinary Shares and Shock ADSs in connection with the Merger;

WHEREAS, pursuant to the Merger, each share of Power Common Stock (other than certain shares specified in the Merger Agreement) that is outstanding immediately prior to the Effective Time will be canceled and extinguished and automatically converted into the right to receive the consideration set forth in the Merger Agreement, all upon the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, as of the date hereof, the Stockholder is the beneficial owner (as defined in Rule 13d-3 promulgated under the Exchange Act) of shares of Power Common Stock as set forth on Schedule I hereto (the “Existing Shares”) and of the securities convertible into, or exercisable or exchangeable for, shares of Power Common Stock as set forth on Schedule I hereto; and

WHEREAS, as a condition and inducement for Shock to enter into the Merger Agreement, the Stockholder and Power are entering into this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Agreement to Vote.

(a) From the date hereof until the Expiration Date (as defined below), the Stockholder shall (x) appear at (or otherwise cause all the Existing Shares and all New Shares (as defined below) (collectively, the “Subject Shares”) to be counted as present for purposes of calculating a quorum) at the Power Stockholders Meeting and (y) vote or cause to be voted, by proxy or otherwise, all Subject Shares, to the extent (in the case of securities convertible into, or exercisable or exchangeable for, shares of Power Common Stock) any such Subject Shares are capable of being voted, at the Power Stockholders Meeting, and on every action proposed to be approved by the written consent of the holders of outstanding shares of Power Common Stock in favor of the adoption and approval of the Merger Agreement and approval of the transactions contemplated thereby, including the Merger, and in favor of any proposal to adjourn or postpone any meeting of the stockholders of Power at which the Merger Agreement and the transactions contemplated thereby, including the Merger, are submitted for the consideration and vote of the stockholders of Power to a later date if there insufficient shares of Power Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct business at such Power Stockholders Meeting.

(b) Prior to the Expiration Date, the Stockholder shall not enter into any Contract or understanding with any Person to vote or give instructions, or grant any proxy or power of attorney in any manner inconsistent with this Section 1.

(c) Notwithstanding anything to the contrary set forth herein, if the Stockholder is serving on the Power Board, then the obligations of the Stockholder set forth herein (including Section 1 hereof) shall be subject to the right or ability of the Stockholder to exercise his or her fiduciary duties, including by voting in his or her capacity as a director to effect a Power Change of Recommendation in accordance with the terms of the Merger Agreement, or voting the Subject Shares consisting with his or her position with respect to a Power Change of Recommendation.

2. New Shares. The Stockholder agrees that any shares of Power Common Stock that the Stockholder purchases or with respect to which the Stockholder otherwise acquires beneficial ownership after the date of this Agreement and prior to the Expiration Date, including shares issued or issuable upon the conversion, exercise or exchange, as the case may be, of all securities held by the Stockholder that are convertible into, or exercisable or exchangeable for, shares of Power Common Stock (“New Shares”), shall, from the date of such acquisition, be subject to the terms and conditions of this Agreement to the same extent as if they constituted Existing Shares.

3. No Obligation to Exercise Options or Other Securities. Nothing contained in this Agreement shall require the Stockholder to (i) convert, exercise or exchange any option, warrant or convertible security in order to obtain any underlying shares of Power Common Stock or (ii) vote, or execute any consent with respect to, any shares of Power Common Stock underlying such options, warrants or convertible securities that have not yet been issued as of the applicable record date for that vote or consent.

4. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Power or any direct or indirect ownership or incidence of ownership of or with respect to any Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to the Stockholder, and Power shall have no authority by virtue of this Agreement or the transactions to be consummated pursuant hereto to manage, direct, superintend, restrict, regulate, govern, or administer any of the policies or operations of Power or exercise any power or authority to direct the Stockholder in the voting of any of the Subject Shares to the extent such Subject Shares are entitled to be voted, except as expressly provided herein.

5. Representations and Warranties of the Stockholder. The Stockholder hereby represents, warrants and covenants to Power as follows:

(a) The Stockholder has full legal capacity, right and authority to execute and deliver this Agreement and to perform his or her obligations hereunder. If the Stockholder is married and any of the Subject Shares constitute community property or spousal approval is otherwise necessary for this Agreement to be legal, valid, binding and enforceable, this Agreement has been duly executed and delivered by, and, assuming the due authorization, execution and delivery by Power, constitutes the legal, valid and binding obligation of, the Stockholder’s spouse, enforceable in accordance with its terms except, in each case, as enforcement may be limited by the Creditors’ Rights.

(b) As of the date hereof, the Existing Shares constitute all of the shares of Power Common Stock beneficially owned or owned of record by the Stockholder, and except as set forth on Schedule I, the Stockholder does not beneficially own any securities of Power. Except as provided for herein, the Stockholder has sole voting power (including the right to control such vote as contemplated herein), sole power of disposition, sole power to issue instructions with respect to the matters set forth in herein, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Subject Shares.

(c) The execution and delivery of this Agreement by the Stockholder do not, and the performance by the Stockholder of his or her obligations under this Agreement will not, (i) conflict with or violate any law, ordinance or regulation of any Governmental Entity applicable to the Stockholder or by which any of its assets or properties is bound, or (ii) conflict with, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Encumbrance on the properties or assets of the Stockholder pursuant to, any note, bond, mortgage, indenture, Contract to which the Stockholder is a party or by which the Stockholder or any of its assets or properties (including the Subject Shares) is bound, except for any of the foregoing as would not reasonably be expected, individually and in the aggregate, to have an adverse effect on the ability of the Stockholder to perform his or her obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(d) The execution and delivery of this Agreement by the Stockholder do not, and the performance by the Stockholder of his or her obligations under this Agreement and the consummation by it of the transactions contemplated hereby will not, require the Stockholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Entity or any other person, other than the filings of any reports with the SEC (if any).

6. Disclosure. The Stockholder shall permit Power to publish and disclose (in all documents and schedules filed with the SEC, or lodged or filed with ASIC or the ASX, and any press release or other disclosure document that Power determines to be required by applicable Law in connection with the Merger and the other Transactions) the Stockholder’s identity and ownership of Subject Shares and the nature of the commitments, arrangements and understandings under this Agreement. Power shall permit the Stockholder to publish and disclose in all disclosure documents to the extent required by applicable Law the nature of the commitments, arrangements and understandings under this Agreement.

7. Termination. This Agreement shall terminate and shall have no further force or effect as of the earlier to occur of (a) the Effective Time, (b) the date the Merger Agreement shall have been validly terminated pursuant to Article VIII thereof, or (c) the date on which the Power Board shall have effected a Power Change of Recommendation in compliance with Section 6.3 of the Merger Agreement (such date, the “Expiration Date”). Neither the provisions of this Section 7 nor the termination of this Agreement shall relieve any party hereto from any liability of such party to any other party incurred prior to such termination or arising out of or in connection with a breach of this Agreement.

8. Miscellaneous.

(a) Notices. All notices, requests and other communications to any party under, or otherwise in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (i) upon receipt, if delivered in person or by an internationally recognized courier; or (ii) upon transmission, if transmitted by electronic mail (“e-mail”); provided that each notice party shall use reasonable best efforts to confirm receipt of any such e-mail correspondence promptly upon receipt, in each case as addressed as follows (or to such other address as any party shall specify by written notice so given):

(i) if to Power, to:

Piedmont Lithium Inc.
42 E Catawba Street
Belmont, North Carolina
Attention:
Bruce Czachor
E-mail:
[Intentionally Omitted]

with a required copy to (which copy shall not constitute notice):

Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, NY 10166-0193
Attention:
John Gaffney; Michelle Gourley
E-mail:
JGaffney@gibsondunn.com;
MGourley@gibsondunn.com

(ii) If to the Stockholder, to the address set forth on Schedule I hereto.

(b) Certain Interpretations. All references in this Agreement to Sections, clauses and other subdivisions refer to the corresponding Sections, clauses and other subdivisions of this Agreement unless expressly provided otherwise. The words “this Agreement,” “herein,” “hereby,” “hereunder,” “hereto” and “hereof” and words of similar import, refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The words “this Section” and words of similar import, refer only to the Sections or other subdivisions hereof in which such words occur. Unless the context otherwise requires, the words “party” and “parties” refer to the parties to this Agreement. Unless the context otherwise requires, the word “including” (in its various forms) means “including, without limitation.” For purposes of this Agreement, pronouns in masculine, feminine or neuter genders shall be construed to state and include any other gender and words, terms and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise expressly requires. Unless the context otherwise requires, all defined terms contained herein shall include the singular and plural and the conjunctive and disjunctive forms of such defined terms. As used in this Agreement: (i) unless the context otherwise requires, the word “or” is not exclusive; (ii) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if”; and (iii) references to “written” or “writing” include in electronic form. The headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. In this Agreement, except as the context may otherwise require, references to: (w) any Contract (including this Agreement), statute, rule or regulation are to the Contract, statute, rule or regulation as amended, modified, supplemented, restated or replaced from time to time (in the case of a Contract, to the extent permitted by the terms thereof and, if applicable, by the terms of this Agreement); (x) any Governmental Entity includes any successor to that Governmental Entity; (y) any applicable Law refers to such applicable Law as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under such statute) and references to any section of any applicable Law or other law include any successor to such section; and (z) “days” mean calendar days ending at 11:59 p.m. (New York, New York time); when calculating the period of time within which, or following which, any act is to be done or step taken pursuant to this Agreement, the date that is the reference day in calculating such period shall be excluded and if the last day of the period is a non-Business Day, the period in question shall end on the next Business Day or if any action must be taken hereunder on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day.

(c) Entire Agreement; No Third Party Beneficiaries. This Agreement and the documents and instruments and other agreements among the parties hereto referenced herein constitute the entire agreement and supersede all prior agreements, understandings, representations and warranties, both written and oral, among the parties with respect to the subject matter hereof. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(d) Assignment. This Agreement shall not be assigned by operation of law or otherwise, except that Power may assign the rights and delegate its right and obligations under this Agreement to any person to whom Power has assigned its rights under the Merger Agreement in compliance therewith. Any assignment in contravention of this Section 8(d) shall be void and of no effect.

(e) Amendments and Modification; Waiver. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver of any breach of any provision hereof or of any prior or subsequent breach of the same or any other provision hereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise of any other right, power or privilege hereunder. No agreement on the part of a party to any such extension or waiver shall be valid unless set forth in an instrument in writing signed on behalf of such party.

(f) Severability. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such other term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that to reflect as much as possible the original intent of the parties. Except as otherwise contemplated by this Agreement, in response to an order from a court or other competent authority for any party to take any action inconsistent herewith or not to take an action consistent herewith or required hereby, to the extent that a party took an action inconsistent with this Agreement or failed to take action consistent with this Agreement or required by this Agreement pursuant to such order, such party shall not incur any liability or obligation unless such party did not in good faith seek to resist or object to the imposition or entering of such order.

(g) Specific Performance and Other Remedies. The parties agree that irreparable damage, for which monetary damages would not be an adequate remedy, would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached by the parties. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions, or any other appropriate form of specific performance or equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, in each case in accordance with this Section 8(g), this being in addition to any other remedy to which they are entitled under the terms of this Agreement at law or in equity. Each party accordingly agrees (a) the non-breaching party will be entitled to injunctive and other equitable relief, without proof of actual damages, (b) the alleged breaching party will not raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or Threatened breaches of, or to enforce compliance with, the covenants and obligations of such party under this Agreement all in accordance with the terms of this Section 8(g), and (c) the alleged breaching party will not plead in defense thereto that there would be an adequate remedy at Law. Each party further agrees that no other party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 8(g), and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

(h) Fees and Expenses. Except as otherwise provided in the Merger Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the party incurring such expenses, whether or not the Merger is consummated.

(i) GOVERNING LAW. THIS AGREEMENT, AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS AGREEMENT, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY PRINCIPLES OF CONFLICTS OF LAW THEREOF THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

(j) VENUE; WAIVER OF JURY TRIAL. THE PARTIES IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE OR, IF THE COURT OF CHANCERY OF THE STATE OF DELAWARE OR THE DELAWARE SUPREME COURT DETERMINES THAT, NOTWITHSTANDING SECTION 111 OF THE DGCL, THE COURT OF CHANCERY DOES NOT HAVE OR SHOULD NOT EXERCISE SUBJECT MATTER JURISDICTION OVER SUCH MATTER, THE SUPERIOR COURT OF THE STATE OF DELAWARE AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF DELAWARE (AND ANY APPELLATE COURTS FROM ANY OF THE FOREGOING COURTS) SOLELY IN CONNECTION WITH ANY DISPUTE THAT ARISES IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS AGREEMENT OR IN RESPECT OF THE TRANSACTIONS, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED EXCLUSIVELY BY SUCH A DELAWARE STATE OR FEDERAL COURT (AND ANY APPELLATE COURT THEREFROM). THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 8(a) OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY APPLICABLE LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

(k) Joint Drafting. Each of the parties acknowledges that it has been represented, or has had the opportunity to be represented, by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement and that it has executed the same with the advice of said independent counsel. Each party and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged between the parties shall be deemed the work product of the parties and may not be construed against any party by reason of its preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted it is of no application and is hereby expressly waived.

(l) Counterparts. This Agreement may be executed in counterparts, including via facsimile or e-mail in “portable document format” (“.pdf”) form transmission, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

PIEDMONT LITHIUM INC.

By:
	Name:	Bruce Czachor
	Title:	Executive Vice President and Chief Legal Officer and Secretary

[Signature Page to Power Support Agreement – [Stockholder Name]]

[STOCKHOLDER]

By:
Name: [●]

Acknowledged and agreed to by:

By:
Name of Stockholder’s spouse, if any:

[Signature Page to Power Support Agreement – [Stockholder Name]]

SCHEDULE I

Stockholder	Existing Shares	Other Securities of Power	Address (including email)
[●]	[●]	[●]	[●]

Schedule A